UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 300, HOUSTON, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Executive Officers

Effective March 9, 2026 (“Effective Date”), the Compensation Committee of the Board of Directors (the “Committee”) as defined in Section 1.8 of the U. S. Physical Therapy, Inc. (“USPH”) 2003 Stock Incentive Plan (the “2003 Plan”) approved and adopted the incentive plans for senior management as described below. Members of senior management who are eligible under the incentive plans include Mr. Christopher Reading, Chairman and Chief Executive Officer (“CEO”), Mr. Eric Williams, President and Chief Operating Officer - East (“President”), Mr. Graham Reeve, Chief Operating Officer – West (“COO West”), and Mr. Rick Binstein, Executive Vice President, General Counsel and Secretary (“EVP”), (hereinafter collectively referred to as “Executives”).
Objective Long-Term Incentive Plan for Senior Management for 2026 (“Objective LTIP”): Under the Objective LTIP, Executives have an opportunity to receive Restricted Stock Units (“RSUs”) under the 2003 Plan to be granted by the Committee in the first quarter of 2027 (“Grant Date”). Each RSU represents the right to receive one share of Common Stock upon settlement. If prior to the settlement date, the Company declares a cash or stock dividend with respect to shares of Common Stock, then on the payment of such dividend the Grantee will be credited with “Dividend Equivalents” in an amount equal to the dividends that would have been paid to the Grantee if one share of Common Stock had been issued on Grant Date for each RSU. Such Dividend Equivalents are subject to the same transfer restrictions, vesting conditions, and forfeiture provisions as the related RSUs. Dividend Equivalents will be paid in cash, including cash equivalents of any stock dividends, at the time the RSUs vest and are settled. Executives must remain employed by the Company or its affiliates from the effective date through the applicable grant date to receive RSU awards, unless otherwise provided in an employment agreement.

RSUs are granted under the Company’s 2003 equity incentive plan and are subject to terms and conditions established by the Committee, including transfer restrictions and forfeiture provisions. RSUs vest in equal quarterly installments over 16 quarters beginning May 20, 2027 and continuing August 20, November 20, and March 6, with final vesting on March 6, 2030. Vesting may accelerate upon a “Qualified Retirement,” defined as separation from service after age 65 with at least eight years of service, provided the executive gives at least nine months’ advance written notice. In the event of a Qualified Retirement, vested units and any related Dividend Equivalents will be settled or paid six months following the executive’s termination of employment.

The Compensation Committee determines the amount, if any, of the RSUs to be granted to each Executive and shall be based on the Company’s achievement of Adjusted EBITDA for the year 2026.  Adjusted EBITDA is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, and amortization, changes in revaluation of put-right liability, equity-based awards compensation expense, any impairment charges and other extraordinary or unusual items, and related portion for non-controlling interests. The target number of RSUs that may be granted are as follows: CEO = 12,752 RSUs; President = 5,613 RSUs; COO West = 5,080 RSUs and EVP = 4,314 RSUs. The maximum amount of RSUs awarded could be up to 150% of the target number of RSUs.

Discretionary Long-Term Incentive Plan for Senior Management for 2026 (“Discretionary LTIP”): In addition to any other awards under the 2003 Plan or any other long term incentive plan or bonus plan, policy, or program of USPH, and not in lieu of any other such award or payment, the Committee may, in its judgment and at its sole discretion, to incentivize and retain Executives, grant RSUs under the 2003 Plan, based on its evaluation of an Executive's performance and the collective corporate performance for 2026.

Any RSU granted under this program shall be awarded in the first quarter of 2027.  Each RSU represents the right to receive one share of Common Stock upon settlement. If prior to the settlement date, the Company declares a cash or stock dividend with respect to shares of Common Stock, then on the payment of such dividend the Grantee will be credited with “Dividend Equivalents” in an amount equal to the dividends that would have been paid to the Grantee if one share of Common Stock had been issued on Grant Date for each RSU. Such Dividend Equivalents are subject to the same transfer restrictions, vesting conditions, and forfeiture provisions as the related RSUs. Dividend Equivalents will be paid in cash, including cash equivalents of any stock dividends, at the time the RSUs vest and are settled.  Executives must remain employed by the Company or its affiliates from the effective date through the applicable grant date to receive RSU awards, unless otherwise provided in an employment agreement.

RSUs granted under the Company’s 2003 equity incentive plan are subject to terms and conditions established by the Committee, including transfer restrictions and forfeiture provisions. Awards vest in equal quarterly installments over 16 quarters beginning May 20, 2027, and continuing August 20, November 20, and March 6, with final vesting on March 6, 2030. Vesting may accelerate upon a “Qualified Retirement,” defined as separation from service after age 65 with at least eight years of service, provided the executive gives at least nine months’ advance written notice. In the event of a Qualified Retirement, vested units and any related dividend equivalents will be settled or paid six months following the executive’s termination of employment. The number of RSAs that may be granted is subject to the evaluation of the Executive’s performance and the collective corporate performance during 2026. The maximum number of RSUs that may be granted are as follows: CEO = up to 19,128  RSUs; President = 8,419 RSUs; COO - West = 7,619 RSUs;  and EVP = up to 6,473 RSUs.

Objective Bonus Plan for Senior Management for 2026 (“Objective Bonus Plan”): Under this Objective Bonus Plan, Executives have an opportunity to receive either a “Cash Bonus” Award or Restricted Stock Awards (“RSA”) having a value at the time of the Award of up to 100%, of the CEO’s annual base salary for 2026, and up to 75% of the annual base salary for 2026 for the President, COO West and the EVP as Performance Awards under the 2003 Plan. The Committee will, in its sole discretion, determine the amount and type of award to be made in the first quarter of 2027.  No Executive will be entitled to any type of award or have a legally binding right to an award until the Committee, in its sole discretion, determines an award will be made, the amount and the type of award to be made. No Executive will be entitled to elect between the Cash Bonus and RSA.

Before any Cash Bonus is made or an RSA is awarded under this Objective Bonus Plan, the Committee shall certify in writing that the performance goals (which in this case is the achievement of certain level of Adjusted EBITDA) have been obtained. Adjusted EBITDA is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, and amortization, changes in revaluation of put-right liability, equity-based awards compensation expense, any impairment charges and other extraordinary or unusual items, and related portion for non-controlling interests. Any Cash Bonus award made hereunder shall be paid in a lump-sum amount, and any RSA granted, in each case no later than March 15, 2027. The Executive must be continuously employed by USPH or its affiliates from the Effective Date through December 31, 2026, to receive the Cash Bonus or an RSA.

Discretionary Cash/RSA Bonus Plan for Senior Management for 2026 (“Discretionary Bonus Plan”):’ ; In addition to awards under any other plan or program at USPH for which such Executives are eligible and not in lieu thereof, each Participant in this Discretionary Bonus Plan has the potential to be awarded of up to 50% of the Participant's annual base salary for 2026 (“Subjective Bonus”) subject to the achievement of individual goals established by the Committee. The Subjective Bonus shall be made as either a Cash Bonus Award or RSAs, as determined in the sole discretion of the Committee. No Participant shall be entitled to a Subjective Bonus and shall have no legally binding right to a Subjective Bonus until the Committee determines the amount and type of award to be made.  No Participant will be entitled to elect any type of award to be made. Any Cash Bonus made hereunder shall be paid in a lump-sum amount, and any RSA granted, in each case no later than March 15, 2027. The Executive must be continuously employed by USPH or its affiliates from the Effective Date through December 31, 2026, to receive the Cash Bonus or an RSA.

The foregoing descriptions are qualified in its entirety by reference to the full text of each of the Objective LTIP, Discretionary LTIP, Objective Bonus Plan, and Discretionary Bonus Plan, which are filed as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description of Exhibits

99.1*	U. S. Physical Therapy, Inc. Objective Long-Term Incentive Plan for Senior Management for 2026, effective March 9, 2026.
99.2*	U. S. Physical Therapy, Inc. Discretionary Long-Term Incentive Plan for Senior Management for 2026, effective March 9, 2026
99.3*	U. S. Physical Therapy, Inc. Objective Cash/RSA Bonus Plan for Senior Management for 2026, effective March 9, 2026.
99.4*	U. S. Physical Therapy, Inc. Discretionary Cash/RSA Bonus Plan for Senior Management for 2026, effective March 9, 2026.

* Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: March 13, 2026	By:	/s/ CAREY HENDRICKSON
Carey Hendrickson
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)